Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-124428) of Capital One Financial Corporation and the related Prospectus of Capital One Financial Corporation for the registration of common stock of Capital One Financial Corporation and the related Proxy Statement of Hibernia Corporation for the proposed merger of Capital One Financial Corporation and Hibernia Corporation and to the incorporation by reference therein of our report dated February 11, 2005, except for Note 24, as to which the date is March 7, 2005, with respect to the consolidated financial statements of Capital One Financial Corporation, and our report dated February 11, 2005, with respect to Capital One Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Capital One Financial Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

McLean, Virginia

June 13, 2005